EXHIBIT 10.26


                        HERITAGE ASSET PURCHASE AGREEMENT

THIS AGREEMENT is dated for reference the 5th day of July, 2000 between Neptune Acquisition, Inc., a company incorporated under the laws of the State of Oregon (the "Purchaser"), Heritage Memorial Society, L.L.C., an Oregon limited liability company ("Heritage"), David Schroeder, individually, Michael Ashe, individually, and The Neptune Society, Inc., a company incorporated under the laws of the State of Florida ("Neptune").

WHEREAS:

A. Heritage operates and carries on a funeral, burial and cremation business also known by the Trade Names set forth in Schedule B (the "Business");

B.   David Schroeder and Michael Ashe are the current operators of the Business;

C. Neptune is the legal and beneficial owner of 100% of the issued and outstanding shares of the Purchaser; and

D. Heritage has agreed to sell substantially all of its assets and liabilities and the Purchaser has agreed to purchase such assets and liabilities on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:


1    INTERPRETATION

1.1 Definitions : In this Agreement and in any schedules and amendments, the following terms shall have the meanings set forth below unless the context otherwise requires:

     (a) "Agreement" means this Agreement including the schedules attached as the same may be amended or supplemented from time to time;

     (b) "Assets" means all of Heritage's rights in the Pre-Need Contracts, the Trust Accounts, the Intangible Assets, the Land and Buildings, the Leased Assets, the Leases, the Material Contracts and all other leases and contracts, the Specified Assets, the Other Operating and Fixed
          Assets and all other fixed assets and equipment used in connection with the Business, all licenses and other rights which Heritage is reasonably capable of transferring to the Purchaser to operate the Business, the Insurance Policies, all existing and prospective customer lists, lists of suppliers, employee contracts, promotional material, websites and electronic commerce sites, price lists, the Books and Records and other information relating to the day to day carrying on of the Business but does not include the Excluded Assets;



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     (c)  "Books and Records" means all files, ledgers,  correspondence,  lists,
          manuals,  reports,  texts,  notes,  memoranda,   invoices,   receipts,
          accounts, financial statements, financial working papers, computer discs, tapes or other means of electronic storage, and all other records or documents of any nature or kind whatsoever belonging to Heritage in connection with the Business, but does not include the articles of organization, minutes, operating agreement, resolutions or any similar documents belonging to Heritage or the files and records of Heritage's attorney, Steven D. Adler, P.C., whether or not such attorney files and records constitute privileged or confidential communications with Heritage or attorney-client work product of Heritage;

     (d) "Business Day" means any day except Saturday, Sunday or any statutory holiday in the State of Oregon;

     (e) "Cash and Cash Equivalents" means the cash and cash equivalents of Heritage on hand at the Closing Date including, without limitation, the proceeds of any claims under the Insurance Policies paid after the Closing with respect to a claim arising prior to the Closing;

     (f) "Claim" means any claim by the Purchaser against Heritage, or Heritage against the Purchaser, for any breach of representation, warranty, covenant or other agreement or obligation of Heritage or the Purchaser pursuant to this Agreement;

     (g) "Closing" means the completion of the sale and purchase of the Assets and assumption of the Liabilities as provided in this Agreement;

     (h) "Closing Date" means the close of business (i.e. 6:00 p.m.) on July 5, 2000 or such later date as the parties may agree to in writing;

     (i) "Encumbrances" means and includes, whether or not registered or recorded, any and all:

          (i) mortgages, assignments of rent, liens, licences, leases, charges, security interests, hypothecs, and pledges against property (whether real, personal, mixed, tangible or intangible), or conditional sales contracts or title retention agreements or equipment trusts or financing leases relating thereto, or any subordination to any right or claim of others in respect thereof;

          (ii) claims, interests and estates against or in property (whether real, personal, mixed, tangible or intangible) including easements, rights-of-way servitudes or other similar rights in property granted to or reserved or taken by any person or any governmental body or authority;


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          (iii)any option,  or other right to acquire,  or acquire any  interest in, any property; and

          (iv) other encumbrances of whatsoever nature and kind against property (whether real, personal, mixed, tangible or intangible);

          but does not include any lien against the Leased Assets for payment of rent under the Leases.

     (j) "Excluded Assets" means the current trade accounts receivable for performed at-need services of Heritage at the Closing Date, the Cash and Cash Equivalents and the Pre-Paid Accounts;

     (k) "Excluded Liabilities" means all current trade account payables up to the Closing Date;

     (l) "Heritage Entities" means any of Heritage, the Key Executives, their subsidiaries, affiliates, successors and assigns;

     (m)  "Heritage   Unaudited   Financial   Statements"  means  the  unaudited
          financial statements of Heritage for the 12 month period ending December 31, 1999, copies of which are incorporated as Schedule I;

     (n) "Insurance Policies" means those insurance policies as set forth in Schedule A;

     (o) "Intangible Assets" means those registered and unregistered names, trade names, trademarks, designs, copyrights, patents and similar rights specifically including, but not limited to, the Trade Names and any proprietary software set forth in Schedule B;

     (p)  "Key Executives" means David Schroeder and Michael Ashe;

     (q) "Land and Buildings" means those interests of Heritage in real property set forth in Schedule C;

     (r) "Leased Assets" means those assets included in the Assets which are leased by the Heritage and set forth in Schedule D;

     (s) "Leases" means the leases under which the Leased Assets are leased by Heritage;

     (t) "Liabilities" means all of Heritage's actual or accrued liabilities up to the Closing Date but does not include the Excluded Liabilities or commissions payable, sales tax,



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          employee  remittances of every kind  whatsoever,  federal,  municipal, and/or state taxes of any kind whatsoever, with respect to Heritage;

     (u)  "Material Contracts" means those contracts described in Schedule N;

     (v)  "Neptune  Entities"  means  any  of  the  Purchaser,   Neptune,  their
          subsidiaries, affiliates, successors or assigns

     (w) "Neptune Common Stock" means the common shares of Neptune listed on the NASD OTC Bulletin Board or other stock exchange in the United States of America;

     (x) "Other Operating and Fixed Assets" means those operating and fixed assets set forth in Schedule E;

     (y) "Person" means an individual, a corporation, a limited liability company, a partnership, a trust, an unincorporated organization or a government agency or instrumentality;

     (z) "Place of Closing" means the offices of Neptune at 3500 West Olive, Suite 1430 Burbank, CA 91505;

     (aa) "Pre-Need Contracts" means those pre-need contracts set forth in Schedule F for cremation services sold prior to the death of the beneficiary by or for Heritage, its predecessors and assignees for the provision of funeral cremation services;

     (bb) "Pre-Paid Accounts" means pre-paid insurance, pre-paid taxes other than income taxes and other pre-paid accounts of a similar nature;

     (cc) "Purchase Price" has the meaning ascribed thereto in Section 2;

     (dd) "Securities" means the Neptune Shares described in Section 2;

     (ee) "Specified  Assets" means those specified assets set forth in Schedule
          G;

     (ff) "Time of Closing" means the time at which the Closing takes place, which shall be 10:00 a.m. at the Place of Closing on the Closing Date or such other time as the parties may agree upon;

     (gg) "Trade Names" means those trade and business names set forth in Schedule B;

     (hh) "Trust Accounts" means all cash, funds and accounts and investments set forth in Schedule H which arise from the sale of the Pre-Need Contracts which are administered in trust by Heritage; (hh)


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1.2  Schedules : The following are the schedules  delivered  concurrently  with, and incorporated in, this Agreement:

            Schedule              Description
               A                  List of Insurance Policies
               B                  List of Intangible Assets
               C                  List of Land and Buildings
               D                  List of Leased Assets
               E                  List of Other Operating and Fixed Assets
               F                  List of Pre-Need Contracts
               G                  List of Specified Assets
               H                  List of Trust Accounts
               I                  Heritage Unaudited Financial Statements
               J                  Not Applicable
               K                  Not Applicable
               L                  List of Bank Accounts
               M                  List of Employees and Employee Benefit Plans
               N                  List of Material Contracts
               O                  Not Applicable
               P                  Required Consents
               Q                  Certificate of Investor
               R                  Disclosure and Acknowledgment Statement

1.3 Division, Headings, Index : The division of this Agreement into sections, subsections and paragraphs and the insertion of headings and any index provided are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4 Genderand Number : Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include both genders.


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1.5  Currency : All dollar  amounts  referred to in this Agreement are stated in
     United States of America currency, unless otherwise expressly stated.

6    PURCHASE AND PURCHASE PRICE

6.1 Purchase : On the Closing Date and subject to the terms and conditions contained in this Agreement, Heritage shall sell, assign and transfer the Assets, free from any and all Encumbrances, and the Liabilities; and the Purchaser shall purchase the Assets, free from any and all Encumbrances, and assume the Liabilities, for the aggregate price of $300,000.00 (the "Purchase Price").

6.2 Payment of Purchase Price : At the Time of Closing, the Purchase Price will be payable by the Purchaser to Heritage by way of the issuance by Neptune to Heritage of 24,194 shares of Neptune Common Stock (the "Neptune Shares"), provided, however, as follows:

     (i) if the average aggregate closing price of the Neptune Shares on the NASD OTC Bulletin Board, or other stock exchange in the United States of America on which the Neptune Common Stock is listed, for the 60 day period preceding the first trading day following the one year anniversary of the Closing (the "Price Date") is less than $300,000.00, Neptune will tender, within fourteen (14) days following the Price Date, to Heritage, its successors or assigns, additional consideration equal to the difference between such average aggregate closing price and $300,000.00 (the "Additional Consideration"), with the Additional Consideration tendered, at Neptune's option, either (1) in shares of Neptune Common Stock, with the number determined by the average closing price of the Neptune Common Stock on the NASD OTC Bulletin Board, or other stock exchange in the United States of America on which the Neptune Common Stock is listed, for the 60 day period preceding the Price Date (the "Anniversary Deemed Price"); (2) in cash and/or a one-year promissory note with an interest rate per annum equal to the prime rate as set forth in the Wall Street Journal (or any successor publication) as of the Price Date; or (3) a combination of (1) and (2) above; and

     (ii) No certificates or scrip representing fractional shares of Neptune Common Stock shall be issued for the Additional Consideration. The aggregate number of shares of Neptune Common Stock Heritage is entitled to receive for the Additional Consideration shall be rounded to the nearest whole number of shares, with .5 being rounded up.

6.3. Closing Date : All transactions contemplated in this Agreement will be effective on the Closing Date. All income from deaths occurring on or before the Closing Date shall be the income of Heritage and all income from deaths occurring after the Closing Date shall be the income of Purchaser.


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6.4  Excluded Assets and Excluded Liabilities : From and after the Closing Date, the Purchaser will have operational control and responsibility of the management of the Excluded Assets and the Excluded Liabilities.

6.5 Reconciliation: On or before the day which is 120 days following the Closing Date (the "Reconciliation Date"), the Purchaser will provide to Heritage a reconciliation of the Excluded Assets and Excluded Liabilities, being that amount of cash, collections and amounts paid, respectively, from the Closing Date.

6.6 Payment of Difference: Any amount of cash and collected receivables that pertain to the Excluded Assets, which is in excess of the amount of payments that pertain to the Excluded Liabilities, will be paid by the Purchaser to Heritage, its successor or assigns on or before the day which is 60 days following the Reconciliation Date (the "Reconciliation Payment Date"). Any amount of cash and collected receivables that pertain to the Excluded Assets which is less than the amount of payments that pertain to the Excluded Liabilities (the "Heritage Reconciliation Payment") will be paid by Heritage to the Purchaser on or before the Reconciliation Payment Date, at the option of Heritage, in cash or by way of Heritage returning to the Purchaser that amount of the Neptune Shares which equals the Heritage Reconciliation Payment divided by the average aggregate closing price of the Neptune Shares on the NASD OTC Bulletin Board, or other stock exchange in the United States of America on which the Neptune Common Stock is listed, for the 30 day period preceding the first trading day following the Reconciliation Date and rounding the quotient to the nearest whole number.

6.7 Right of Set-Off: In the event that Heritage owes the Purchaser any amounts in connection with the reconciliation set forth in this Section 2, the Purchaser and Neptune have the right to set-off any such amount against any money due and owing to Heritage from the Purchaser or Neptune under this or any other agreement, provided, however, as follows:

     (a) the Purchaser and/or Neptune give written notification to Heritage prior to set-off of the amount of the set-off (the "Reconciliation Set-off Notice"); and

     (b) Heritage shall have the right, to be exercised within thirty (30) days from the date the Reconciliation Set-off Notice is delivered to Heritage, to pay the Purchaser or Neptune any such set-off amount in immediately available funds and so satisfy such obligation.

6.8 Allocation of Purchase Price: The Purchase Price shall be allocated amongst the Assets as follows:



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         Description                                 Purchase Price

         Personal Property                           $  50,000.00
         Intangible Assets (Goodwill                 $ 250,000.00
         and Non-Compete)                            ============
         TOTAL                                       $ 300,000.00


7 JOINT AND SEVERAL REPRESENTATIONS AND WARRANTIESOF HERITAGE AND THE KEY EXECUTIVES

Heritage and the Key Executives jointly and severally represent and warrant to the Purchaser as follows and acknowledge that the Purchaser is relying upon such representations and warranties in connection with the purchase of the Assets and the assumption of the Liabilities:

7.1  Limited Liability Company Status and Authority:

     Heritage is duly organized and validly subsisting under the laws of the State of Oregon and has all requisite power and capacity to own or lease the Assets. Heritage is duly qualified and licensed to carry on the Business in all jurisdictions in which the nature of the Business or the properties and assets owned or leased by it make such qualification and licensing necessary and where the failure to be so qualified and licensed would have a material adverse effect on the Assets.

7.2  Capitalization:

     (a) Share Capital: There are no authorized or issued membership units of Heritage; and

     (b) Rights to Acquire Securities: No person has any agreement, option, right or privilege (whether by law, pre-emptive, or contractual), or any interest capable of becoming an agreement, including convertible securities, warrants, or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any equity interest in Heritage.

7.3  Authority to Sell:

     Heritage has the legal capacity, power and authority to enter into this Agreement and to transfer the legal and beneficial title and ownership of the Assets to the Purchaser free from all Encumbrances;

7.4  Assets:

     (a) Ownership: Except for the Leased Assets, Heritage has good and marketable title to all of the Assets free and clear of all Encumbrances;

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     (b)  Leased  Assets:  The Leased Assets are held under valid and subsisting
          Leases, each of which is listed in Schedule D. Each Lease is in full force and effect and the Leases and the Leased Assets are free and clear of all Encumbrances. Except for the Leases, there are no leases, agreements to lease, tenancy arrangements or licences to which Heritage is a party which have a capitalized value in excess of $1,000. Heritage has not previously assigned the Leases nor sublet its interest in any of the Leased Assets under the Leases. Heritage has not released any of the other parties to such leases from the performance of any of their obligations thereunder. Heritage is not in breach of any of the terms of any Leases, and Heritage is not aware of any of the other parties to the Leases being in breach of any of the terms of the Leases, and, to the best of the current actual knowledge of Heritage and the Key Executives, no event or condition has occurred which, either immediately or after notice or lapse of time or both, could give rise to the cancellation or termination of any of the Leases. There are no prepaid rents, rent-free periods or outstanding lessor's contributions or obligations for lessee incentives under any of the Leases which consist of subleases under which Heritage is a sublessor. Heritage and the Key Executives have no knowledge of anything or matter which does or shall give any of the sublessees under any of the subleases any right of abatement, set-off or deduction in respect of the rent payable by the sublessees;

     (c) Condition of Assets: To the best of the current actual knowledge of Heritage and the Key Executives, all fixed assets and equipment owned or used by Heritage in the conduct of the Business, all of which are listed in either Schedules E and/or G, have been properly maintained and are in good working order and contain no defects which could adversely affect the operation of the Business to any material degree;

     (d) Rights to Assets: No present or former member of Heritage or any Person not dealing at arm's length with any of the foregoing owns directly or indirectly or has any agreement, option or commitment to acquire or lease, any property, asset, right or license used by Heritage;

     (e) Zoning: All real property at which Heritage carries on the Business is zoned to permit the particular activity carried out on such property;

     (f) Land and Buildings: The list of the Land and Buildings set out in Schedule C accurately reflects all interests of Heritage in real property used in the conduct of the Business. Heritage and the Key Executives represent that all agreements with respect to Heritage's interest in the Land and Buildings are in force and effect and without amendment thereto and the interests in the Land and Buildings are free and clear of all Encumbrances;


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     (g)  Intangible  Assets:  The  list  of the  Intangible  Assets  set out in
          Schedule B accurately reflects all registered and unregistered names, trade names, trademarks, designs, copyrights, patents and similar rights specifically including but not limited to the Trade Names and any proprietary software used in connection with the Business and/or owned or held by Heritage on the date hereof free of Encumbrances; and

     (h) Other Operating and Fixed Assets and Specified Assets: The list of the Other Operating and Fixed Assets and Specified Assets set out in Schedules E and G, respectively, accurately reflects all operating and fixed assets owned or held by Heritage having an original capital cost of $500 or more which are not disclosed elsewhere in this Subsection
          3.4. Except for sales and purchases in the ordinary course of business since December 31, 1999, Heritage owns such Assets on the date hereof free of Encumbrances.

7.5  Trust Accounts :

     (a) The Trust Accounts described in Schedule H accurately reflects all funds received by Heritage in connection with the sale of pre-need funeral arrangements for the Business or for undelivered funeral merchandise which has been placed in the Trust Accounts on behalf of the pre-need customer to the extent required by the terms of the Pre-Need Contract with the customer and as required by the applicable laws and regulations governing the Trust Accounts as of the date indicated in Schedule H; and

     (b) To the best of the current actual knowledge of Heritage and the Key Executives, all investments of the Trust Accounts are in accordance with all applicable state and federal laws and regulations pertaining to the investment and administration of such Trust Accounts.

7.6  Business Operations :

     (a) Operating Authorities: Heritage has acquired, and currently holds, all permits, licenses, consents, authorizations, approvals, privileges, waivers, exemptions, orders, certificates, rulings, agreements and other concessions granted by or entered into with any governmental or regulatory authority required in connection with the Assets or the Business, that are material to the Assets or the Business and all of the foregoing are in good standing and are being complied with in all material respects;

     (b) Compliance with Laws: To the best of the current actual knowledge of Heritage and the Key Executives, Heritage is operating and using the Assets and conducting the Business in compliance with all applicable laws and regulations of each jurisdiction in which the Assets are located or in which Heritage conducts the Business;


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     (c)  Subsidiaries:  Heritage  does not own,  directly  or  indirectly,  any ownership, equity, or voting interest in any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest.

     (d) Jurisdictions in which Business is Carried On: Heritage does not carry on the Business or own or lease any assets in any jurisdiction other than in the State of Oregon which would require registration or licensing in such jurisdiction.

7.7  Financial :

     (a) Unaudited Financial Statements: The Heritage Unaudited Financial Statements present fairly in all material respects the financial position of Heritage as at the respective dates of the said statements and the results of Heritage's operations for the 12 month period then ended in accordance with accounting principles used by Heritage consistently applied.

     (b) No Material Change: Since December 31, 1999 and up to the date hereof there has been no material adverse change in the nature or condition of the Assets or the Business, financial or otherwise, except changes occurring in the ordinary course of business, nor has there been any development or threatened or probable development of which Heritage and/or the Key Executives are aware which materially and adversely affects the Assets or the Business. The Business has been carried on in the ordinary course as it had previously been carried on. In addition, save as disclosed herein, since December 31, 1999 and up to the date hereof Heritage has not:

          (i)  issued any shares, units or other securities;

          (ii) incurred any liability or obligation which as to their nature and amount are inconsistent with the Business as carried on;

          (iii)discharged or satisfied any Encumbrance or paid any obligation or liability (absolute or contingent) except for current liabilities incurred in the ordinary course of business and except for regularly scheduled payments of term debt and lease payments;

          (iv) declared, paid, authorized or made any dividend, payment or distribution of any kind or nature to its shareholders or members in their capacity as such or redeemed or purchased or otherwise acquired any of its capital stock or agreed to do so;

          (v)  subjected any of the Assets to any Encumbrances;

          (vi) sold or transferred any of the Assets or cancelled or released any debts or claims, except, in each case, in the ordinary course of business;

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          (vii) waived any rights of material value;

         (viii)entered  into  any   transaction  or  into  any  contracts  or
               agreements or modifications or cancellations thereof, other than in the ordinary course of business;

          (ix) made or authorized any payment to officers, directors or employees in their capacity as such except in the ordinary course of business and at rates of salary, bonus or other remuneration consistent with remuneration of previous years;

          (x) used any funds other than in the ordinary course of business as theretofore carried on; and

          (xi) made any capital expenditures greater than $1,000 or entered into any lease with a capitalized value greater than $1,000;

     (c) Books and Records: The Books and Records fairly and correctly set out and disclose in all material respects the value of the Assets and the Business and all material transactions relating to the Assets and the Business have been accurately recorded in the Books and Records;

     (d) Liabilities: Heritage does not have any debts or liabilities (whether accrued, contingent, absolute or otherwise and whether or not determined or determinable), including liabilities which arise hereafter based on events which have occurred up to the date hereof, and including liabilities relating to income and other taxes except:

          (i) liabilities disclosed on, reflected in or provided for in the Heritage Unaudited Financial Statements;

          (ii) other liabilities disclosed in this Agreement; or

          (iii)liabilities incurred in the ordinary course of its businesses since December 31, 1999;

     (e) Receivables: All accounts receivable recorded on the books of Heritage are due and payable and no right of set off or counterclaim exists with respect to those accounts except for the right of cancellation of Pre-Need Contracts as set forth in those agreements; and

     (f) Accountants: Heritage has not had any material disagreement or dispute with their auditors or accountants over the accounting or tax treatment of the financial information of the Assets or the Business.

                                      =13=


7.8  Banking:

     (a) Loans and Credit Facilities: Heritage has not entered into, or otherwise arranged for, any loans, operating lines of credit or other credit facilities (including interest rate or currency swaps, hedging contracts, forward loan or rate agreements or other financial instruments), and does not have outstanding any bonds, debentures, mortgages, notes or other similar indebtedness and Heritage is not obligated to create or issue any bonds, debentures, mortgages, notes or other similar indebtedness;

     (b) Bank Facilities: Schedule L contains a complete and accurate listing showing the name of each bank, trust company or similar financial institution in which Heritage has an account, safety deposit box or other banking facility, including the names of all Persons authorized to transact business in respect of such accounts;

     (c) Guarantees/Indemnities: Heritage has not guaranteed or indemnified, or agreed to guarantee or indemnify, or agreed to any other like commitment, in respect of any debt, liability or other obligation of any Person.

7.9  Insurance:

     (a) List of Policies: Schedule A contains a complete and accurate listing of all insurance policies of Heritage relating to the Assets and the Business including all property damage, general liability, motor vehicle, director and officer liability and life policies;

     (b) Good Standing: Each of the insurance policies listed in Schedule A is in good standing, all premiums required to be paid by Heritage have been properly paid, there have been no misrepresentations or failures to disclose material facts, and there has been no refusal to renew any of the policies and Heritage and the Key Executives have no knowledge of any facts which might render any of the policies invalid, unenforceable or non-renewable; and

     (c) Outstanding Claims: To the best of the current actual knowledge of Heritage and the Key Executives, no threatened or actual claims against any of the policies described in Schedule A have been made in the last two years. Heritage has given notice of or has otherwise presented in a timely fashion every claim under each such insurance policy.

7.10 Tax Matters:

     (a) Filings: Heritage has duly and timely filed all returns, elections and designations required to be filed by it with any taxation authority or if not filed on a timely basis, all fees, penalties, interest and other amounts payable as a result thereof have been paid. To the best of the current actual knowledge of Heritage and the Key Executives, no such returns, elections or designations contain any material misstatement or omit any material statements that should have been included and each return, election and designation, including accompanying schedules and statements is true, correct and complete in all material respects;

     (b) Payment: Heritage has paid in full all amounts (including but not limited to sales, capital, use and consumption taxes and taxes measured on income and all instalments of taxes) owing to all federal, state and municipal taxation authorities due and payable by it up to the date of this Agreement;

     (c) Extensions: There are no agreements, waivers or other arrangements with any taxation authority providing for an extension of time with respect to the filing of any return, election or designation by, or any payment of any amount by or governmental charge against Heritage nor with respect to the issuance of any assessment or reassessment;

     (d) Adverse Proceedings: To the best of the current actual knowledge of Heritage and the Key Executives, there are no actions, suits, proceedings, investigations or claims by any governmental authority pending or threatened against Heritage relating to taxes, governmental charges or assessments. There are also no matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted or to be asserted by such authority;

     (e) Deductions/Remittances: Heritage has withheld and remitted all amounts required to be withheld by it including without limitation, income tax, Social Security Plan contributions and Employment Insurance premiums and has paid such amounts including any penalties or interest due to the appropriate authority on a timely basis and in the form required under the appropriate legislation;

     (f) Acquisitions: Heritage has not acquired property from, or disposed of property to, any Person with whom it does not deal at arm's length since the date of its formation; and

     (g) Other Jurisdictions: To the best of the current actual knowledge of the Key Executives, Heritage has not filed or is not currently required to file any returns, elections or designations with any state or local taxation authority located in any jurisdiction other than the State of Oregon.

7.11 Employee Matters :

     (a) List of Employees: The list of employees set out in Schedule M is a comprehensive list of the employees and commissioned sales people of Heritage and the Business as at the Closing Date and includes an accurate description of their compensation, and/or commission structure, position and job classification;

     (b) Employment Contracts: Except as disclosed herein as a Material Contract, Heritage is not a party to any oral or written consulting contract, management contract, labor services contract or similar agreement for the services of a particular individual and none of the employees of Heritage or the Business are employed on other than an indefinite hiring basis terminable on reasonable notice according to law without further liability to the Business;

     (c) Benefit Plans: Schedule M contains a complete and accurate listing of all benefit, bonus, profit-sharing, retirement income, termination or severance, dental, medical, disability, health or other plan, program, policy or other arrangement in place for the benefit or advantage of the salaried employees of Heritage and the Business as at the Closing Date and there have been no material variations to this list since that date other than in the ordinary course of business. All contributions required to be made by Heritage to such plans have been properly made and all retirement plans are fully funded, and all returns and other documents have been filed and all amounts owing to any governmental or other regulatory authority relating to such plans, programs, policies or arrangements have been paid;

     (d) Pension Plans: Heritage does not have nor have they ever had a pension plan for any of its employees; and

     (e) Employer Associations: Heritage is not a member of any employer, management, industry or other trade or business association under which Heritage or the Business is obligated to contribute to any employee or contractor employee benefit fund, including any pension plans, health benefit plans or other similar employee entitlements.

7.12 Litigation and Claims :

     (a) Adverse Proceedings: There are no outstanding actions, claims, demands, lawsuits, prosecutions or governmental investigations by or against Heritage, the Assets and the Business and there is no other adverse proceeding which is to the knowledge of Heritage or the Key Executives pending or threatened by, against, or relating to Heritage, the Assets or the Business. Heritage or the Key Executives are not aware of any basis for any other action, claim, demand, lawsuit, investigation or other adverse proceeding which, if pursued would have a significant likelihood of having a material adverse effect on any of the Assets or the Business;

     (b) Compliance Directives: There are no outstanding compliance directives or work orders of which Heritage or the Key Executives are aware relating to the Assets or the Business, from any police or fire department, sanitation or health authorities, environmental agencies, or from any other federal, state or municipal authority, department or agency, nor do Heritage or the Key Executives have notice that there are any matters currently under formal consideration by any such authorities relating to any of the Assets or the Business;

     (c) Notice of Default/Claims: Except as expressly disclosed in this Agreement, Heritage has not received any notice of any default, violation or termination of any of the Pre-Need Contracts (other than individual cancellations of Pre-Need Contracts within the ordinary course of business), Material Contracts, Leases or other contracts entered into by Heritage which will, or is likely to, result in such a default, violation or termination;

     (d) No Seizure: There is no appropriation, expropriation or seizure of any of the Assets that is pending or, which to the knowledge of Heritage or the Key Executives has been threatened against Heritage; and

     (e) Trademark and Patent Infringement: The conduct of the Business by Heritage does not infringe upon any patent, trademark or other proprietary right, domestic or foreign, of any Person in respect of which there is any significant likelihood that it would have a material adverse effect on the Assets or the Business.

7.13 Contracts and Commitments :

     (a) Material Contracts: Other than the Pre-Need Contracts and the Leases, Schedule N contains a complete and accurate listing of all material contracts, agreements, leases, commitments, instruments or other dealings to which Heritage is a party, by which Heritage is bound or under which Heritage is entitled to any benefits. For the purposes of this Agreement a contract shall be material if:

          (i) performance of any right or obligation by any party to such contract involves a payment by either party of $1,000 or more and having a term of more than one year; or

          (ii) if an expenditure, receipt or transfer or other disposition of property with a value of greater than $1,000 may arise under such contract (other than a contract with a customer or supplier in the ordinary course of business); or

          (iii)if such contract has been entered into out of the ordinary course of business;

     (b) Pre-Need Contracts: Schedule F contains a complete and accurate listing of all active Pre-Need Contracts as of March 31, 2000; and

     (c) Good Standing: Except as disclosed herein, Heritage is not in breach or default of any of the terms of the Material Contracts or Pre-Need Contracts, and neither

          Heritage nor the Key Executives are aware of any breach or default of any of the terms of the Material Contracts or Pre-Need Contracts by any other party thereto, and each such contract is in good standing and in full force and effect without amendment thereto. To the best of the current actual knowledge of Heritage and the Key Executives, no state of facts exists, which, after notice or lapse of time or both, would constitute such a default or breach where there is any significant likelihood that such breach or default referred to in this Subsection 3.13(c) would have a material adverse effect on the Assets or the Business.

3.14 Environmental Liabilities :

     (a) Compliance: To the best of the current actual knowledge of Heritage and the Key Executives, Heritage and the Business are in compliance in all material respects with all federal, state and municipal environmental laws and regulations (the "Environmental Laws"). The existing activities of Heritage and the Business and, to the best knowledge of Heritage and the Key Executives, their prior uses and activities and the uses and activities of other property now or previously owned or operated by Heritage, comply and at all times have complied with all Environmental Laws. Heritage has filed all environmental reports and notifications required to be filed under applicable laws and regulations;

     (b) Notice of Non-Compliance: Neither Heritage or, to the best knowledge of Heritage or the Key Executives, any prior owner or occupant of the property now leased or operated by Heritage, have received any notice or other communication alleging that they are not in compliance with any Environmental Laws, or alleging any liability under any Environmental Laws. Heritage and the Business are not subject to, and have not been subject to, any claim, judgement, decree, order, writ, citation, fine, penalty, injunction, litigation or proceeding relating to any Environmental Laws;

     (c) Hazardous Material: Save and except for an underground oil storage tank properly removed and abated, neither Heritage or, to the best knowledge of Heritage and the Key Executives, any other Person has engaged in or permitted any operations or activities upon, or any use or occupancy of property now or previously owned or operated by Heritage, resulting in the storage, emission, release, discharge or disposal of any hazardous materials on, in, under or from any property used for or by Heritage or the Business; and

     (d) Cremation Residue: Heritage has not transported or disposed of, or arranged for the transportation or disposal of, any cremation residue or other waste to or at a site which is not in accordance with applicable Environmental Laws.

3.15 Effect of this Transaction :

     (a) No Adverse Implications: Except as disclosed in Schedule P with respect to certain required consents, neither the execution and delivery of this Agreement nor the completion and performance of the transactions contemplated hereby will:

          (i) give any Person the right to terminate or cancel any contractual or other rights with Heritage where such termination or cancellation would have a material adverse effect on the Assets or the Business;

          (ii) violate any restriction of any nature applicable to Heritage or relating to the disposition of the Assets;

          (iii)result in the creation of any liens or encumbrances on the Assets or in the default under any agreement giving a third party security against the Assets or in the crystallization of any floating charge in a debenture as general security interest in a security agreement granted, issued or assumed by Heritage where any of such events could have a material adverse effect on the Assets or the Business; nor

          (iv) violate any provision of any indenture, mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which Heritage is a party or by which Heritage is bound the violation of which could have a material adverse effect on the Assets or the Business or impair the legality or enforceability of this Agreement or the transactions contemplated hereby.

     (b) Notice Procedure: Heritage may, at any time up to 5:00 p.m. on the day which is two Business Days prior to the Closing, give notice to the Purchaser advising it of any fact which, except for this Subsection 3.15, would constitute a breach of any of the representations and warranties set out in this Section 3 (the "Disclosed Fact"). Such notice shall state that it is being given pursuant to this Subsection
          3.15 and shall set out sufficient information to enable the Purchaser to make a reasoned business judgment with respect to the choices set out herein. Upon receipt of such notice, the Purchaser may:

          (i)  postpone the Closing;

          (ii) complete the Closing, in which case this Agreement shall be deemed to be amended so that the representation and warranty in respect of which the notice was given shall incorporate the disclosure set out in the notice; or

          (iii)if the Disclosed  Fact is material to the condition of the Assets
               or  the  Business,   terminate  this  agreement  without  further
               obligation on the part of any party to this Agreement.

4    REPRESENTATIONS AND WARRANTIES WITH RESPECT TO ISSUANCE OF SECURITIES

Heritage represents and warrants to the Purchaser and to Neptune as follows and acknowledges that the Purchaser and Neptune are relying upon such representations and warranties in connection with the issuance of the
Securities:

4.1  Individual Authority:  Heritage has the legal capacity, power and authority
     to   hold   the   Securities   to  be   owned   by  it  at  the   Time   of
     Closing;

4.2 Receipt of the Securities : Heritage is accepting the Securities as the Purchase Price as set out in Section 2 only for investment purposes on its own account and, except as provided in Subsection 4.5, not for the purpose of selling the Securities in connection with any distribution of Neptune's securities. Heritage acknowledges that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state of the United States and may not be offered, sold, transferred or assigned without registration under such act or compliance with an exemption from such registration requirement and for this reason, certificates evidencing the Securities shall display the legend, substantially in the form as follows:

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT OR RULE 144 UNDER THE SECURITIES ACT, IF APPLICABLE, OR (D) IN A TRANSACTION THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT PRIOR TO ANY SUCH EXEMPT TRANSACTION THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL OF RECOGNIZED STANDING, IN FORM AND

          SUBSTANCE SATISFACTORY TO IT, AS TO THE AVAILABILITY OF AN EXEMPTION."

4.3 Solicitation : Heritage acknowledges that the Securities to be received by it at Closing were not advertised in printed media of general and regular paid circulation, radio or television.

4.4 Accredited Investor : Heritage is an "accredited investor" or a "sophisticated investor" as such terms are defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.

4.5 No Trades: Heritage has not traded in the shares of the Neptune Common Stock and will refrain from trading in the Neptune Shares or selling short any shares in the Neptune Common Stock or entering into any derivative transactions of same prior to the Closing Date and for one year following the Closing Date, provided, however, that Heritage may distribute the Neptune Shares to its members at any time following the Closing Date in accordance with all laws and regulations of the Securities Act.

4.6  Residency : Heritage is an Oregon limited liability company.

5    COVENANTS OF HERITAGE

Heritage covenants and agrees with the Purchaser as follows and acknowledges that the Purchaser is relying upon such covenants and agreements in connection with the purchase of the Assets:

5.1 Access to the Business: Heritage has made available to the Purchaser and its authorized representatives and, if requested by the Purchaser, has provided a copy to the Purchaser of all title documents, contracts, financial statements, minute books, share certificate books, share registers, limited partnership agreements and records, plans, reports, licences, orders, permits, books of account, accounting records, constating documents and all other documents, information or data relating to the Business. Heritage has afforded the Purchaser and its authorized representatives every reasonable opportunity to have free and unrestricted access to the property, assets, undertaking, records and documents of the Business. At the request of the Purchaser, Heritage has executed or has caused to be executed such consents, authorizations and directions as may be necessary to permit any inspection of any property of the Business or to enable the Purchaser or its authorized representatives to obtain full access to all files and records relating to any of the assets of the Business maintained by governmental or other public authorities. At the Purchaser's reasonable request, Heritage has cooperated with the Purchaser in arranging meetings with:

     (a)  all employees of the Business;

     (b) customers, suppliers, distributors or others who have or have had a business relationship with the Business; and

     (c) auditors, attorneys or any other Persons engaged or previously engaged to provide services to the Business who have knowledge of matters relating to the Business.

     In particular, without limitation, Heritage has permitted the Purchaser's representatives or consultants to conduct such physical review of the inventory of the Business as is necessary so as to enable the confirmation of the condition of such inventory, to the reasonable satisfaction of the Purchaser. The exercise of any rights of inspection by or on behalf of the Purchaser under this Subsection 5.1 shall not mitigate or otherwise affect the representations and warranties of Heritage and the Key Executives hereunder, which shall continue in full force and effect. In exercising its rights hereunder the Purchaser shall use its reasonable commercial efforts to avoid interfering with the Business to the extent reasonably practical consistent with the need to complete its review of the Business and the Assets.

5.2 Delivery of Books and Records : At the Time of Closing there shall be delivered to the Purchaser by Heritage all of the Books and Records. The Purchaser agrees that it will preserve the Books and Records so delivered to it for so long as such Books and Records may be required to enable Heritage, the Key Executives, their successors or assigns to defend any claim against Heritage which could result in a Claim hereunder, with the understanding that the Books and Records need not be retained after June 15, 2010. The Purchaser will permit Heritage, the Key Executives, their successors or assigns or their authorized representatives reasonable access thereto in connection with matters involving the Purchaser that Heritage, the Key Executives, their successors or assigns have a valid business reason to review. The Purchaser shall not be responsible or liable to Heritage, the Key Executives, their successors or assigns for or as a result of any loss or destruction of or damage to any such Books or Records, unless the Purchaser's negligence or wilful misconduct caused the loss, destruction or damage.

5.3 Conduct Prior to Closing : Without in any way limiting any other obligations of Heritage hereunder, during the period from the date hereof to the Time of Closing:

     (a) Conduct Business in the Ordinary Course: Heritage shall conduct the Business in its ordinary and normal course and Heritage shall not, without the prior written consent of the Purchaser (such consent not to be unreasonably withheld), enter into any transaction or take any action that, if effected after December 31, 1999 and before the date of this Agreement, would constitute a breach of any representation, warranty, covenant or other obligation of Heritage and the Key Executives contained herein. In particular Heritage shall refrain from entering into any contract or commitment which would, if entered into prior to the date hereof, constitute a Material Contract or Lease, save with the consent of the Purchaser (such consent not to be unreasonably withheld);

     (b) Continue Insurance: Heritage shall continue to maintain in full force and effect all policies of insurance or renewals thereof now in effect, shall take out, at the expense of the Purchaser, such additional insurance as may be reasonably requested by the

          Purchaser and shall give all notices and present all claims under all policies of insurance in a due and timely fashion; and

     (c) Preserve Goodwill: Heritage shall use reasonable commercial efforts to preserve, intact, the Assets, the Business and to promote and preserve for the Purchaser the goodwill of suppliers, customers and others having business relations with the Business.

5.4 Delivery of Documents : Heritage shall deliver to the Purchaser all necessary transfers, assignments and other documentation reasonably required to transfer to the Purchaser the Assets with a good and marketable title, free of Encumbrances without any right of set-off;

5.5 Vendors Taxes : Heritage is responsible for any federal, state or other taxes which may be payable by them in connection with the completion of the transactions contemplated in this Agreement

6    JOINT  AND  SEVERAL  REPRESENTATIONS,   WARRANTIES  AND  COVENANTS  OF  THE
     PURCHASER AND NEPTUNE

The Purchaser and Neptune jointly and severally represent, warrant and covenant to and with Heritage as follows and acknowledge that Heritage is relying upon such representations, warranties and covenants in connection with the sale of the Assets and the assumption of the Liabilities:

6.1 Corporate Status and Authority : The Purchaser and Neptune are valid and subsisting corporations, duly incorporated and in good standing under the laws of the State of Oregon and the State of Florida, respectively, and are duly qualified to carry on their businesses as they are presently carried on and are duly qualified and authorized to carry on business and are in good standing as a foreign corporation in each jurisdiction in which the character of their properties or the nature of their businesses made such qualification or authorization necessary and have all requisite power and authority to carry on their business as they are now carried on and to own, lease and operate their properties and assets.

6.2 Authorization : The Purchaser and Neptune have full corporate power, capacity and authority to enter into this Agreement on the terms and conditions hereof and all necessary corporate acts have been performed in order to authorize this Agreement.

6.3 Regulatory Approval : The Purchaser and Neptune have complied and will comply fully with the requirements of all applicable corporate and securities laws in relation to the issue of the Securities. The entering into and performance of this Agreement and the transactions contemplated herein will not result in the violation of any of the terms and provisions of the articles of incorporation or bylaws of the Purchaser or Neptune, any shareholders' or directors' resolution or of any indenture or other agreement, written or oral, to which the Purchaser or Neptune may be a party or by which the Purchaser or Neptune maybe bound or to which it may be subject or any judgment, decree, order, rule or regulation of any court or administrative body by which the Purchaser or Neptune is bound or to the knowledge of the Purchaser or Neptune, any statute or regulation applicable to the Purchaser or Neptune. The Purchaser and Neptune know of no reason why the Mortuary Board, as hereinafter defined, would not approve them to operate the Business.

6.4 Share Transfer Restrictions : No order ceasing or suspending trading in securities of the Purchaser or Neptune nor prohibiting the sale of such securities has been issued to the Purchaser or Neptune or its directors, officers or promoters or to any other companies that have common directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened in writing by an officer or official of a competent authority.

6.5 Issued Share Capital: As at May 1, 2000 the authorized capital of Neptune is 50,000,000 shares of which 13,437,152 shares are issued and outstanding (on or about May 22, 2000, Neptune effected a two for one reverse split of the Neptune Common Stock).

6.6 Fully Paid Shares : Upon completion of the transactions contemplated in this Agreement, the Neptune Common Stock issued by Neptune to Heritage will be fully paid and non-assessable Neptune Common Stock.

6.7 Access to the Business, Completion of Due Diligence: Neptune has completed, to its full satisfaction, all of its due diligence with respect to Heritage. Heritage has made available to the Purchaser and its authorized representatives and, if requested by the Purchaser, has provided a copy to the Purchaser of all title documents, contracts, financial statements, minute books, share certificate books, share registers, limited partnership agreements and records, plans, reports, licences, orders, permits, books of account, accounting records, constating documents and all other documents, information or data relating to the Business. Heritage has afforded the Purchaser and its authorized representatives every reasonable opportunity to have free and unrestricted access to the property, assets, undertaking, records and documents of the Business. At the request of the Purchaser, Heritage has executed or has caused to be executed such consents, authorizations and directions as may be necessary to permit any inspection of any property of the Business or to enable the Purchaser or its authorized representatives to obtain full access to all files and records relating to any of the assets of the Business maintained by governmental or other public authorities. At the Purchaser's reasonable request, Heritage has cooperated with the Purchaser in arranging meetings with:

     (a)  all employees of the Business;

     (b) customers, suppliers, distributors or others who have or have had a business relationship with the Business; and

     (c) auditors, attorneys or any other Persons engaged or previously engaged to provide services to the Business who have knowledge of matters relating to the Business.

          In particular, without limitation, Heritage has permitted the Purchaser's representatives or consultants to conduct such physical review of the inventory of the Business as is necessary so as to enable the confirmation of the condition of such inventory, to the reasonable satisfaction of the Purchaser. The exercise of any rights of inspection by or on behalf of the Purchaser under this Subsection
          6.7 shall not mitigate or otherwise affect the representations and warranties of the Purchaser and Neptune hereunder, which shall continue in full force and effect.

6.8 Notice Procedure: The Purchaser and Neptune may, at any time up to 5:00 p.m. on the day which is two Business Days prior to the Closing, give notice to Heritage advising it of any fact which, except for this Subsection 6.8, would constitute a breach of any of the representations and warranties set out in this Section 6 (the "Disclosed Fact"). Such notice shall state that it is being given pursuant to this Subsection 6.8 and shall set out sufficient information to enable Heritage to make a reasoned business judgment with respect to the choices set out herein. Upon receipt of such notice, Heritage may:

          (i)  postpone the Closing;

          (ii) complete the Closing, in which case this Agreement shall be deemed to be amended so that the representation, warranty or covenant in respect of which the notice was given shall incorporate the disclosure set out in the notice; or

          (iii)if the Disclosed Fact is material to the financial position of the Purchaser or Neptune, terminate this agreement without further obligation on the part of any party to this Agreement.

7    CONDITIONS OF CLOSING

7.1 Conditions of Closing in Favour of the Purchaser: The obligation of the Purchaser to complete the sale and purchase of the Assets and Liabilities is subject to the following terms and conditions for the exclusive benefit of the Purchaser, to be fulfilled or performed at or prior to the Time of Closing or waived in whole or in part by the Purchaser at its sole discretion without prejudice to any rights the Purchaser may otherwise have:

     (a) Representations and Warranties: The representations and warranties of Heritage and the Key Executives contained in this Agreement shall be true and correct in all material respects at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time, and certificates of Heritage and the Key Executives dated the Closing Date to that effect shall have been delivered to the Purchaser, such certificates to be in form and substance satisfactory to the Purchaser, acting reasonably;

     (b) Covenants: All of the covenants and agreements of Heritage and all other terms of this Agreement to be complied with or performed by Heritage at or before the Time of Closing shall have been complied with or performed and certificates of Heritage and the Key Executives dated the Closing Date to that effect shall have been delivered to the Purchaser, such certificates to be in form and substance satisfactory to the Purchaser, acting reasonably;

     (c) Certificate of Investor: Heritage has delivered to the Purchaser and Neptune a certificate of investor in the form attached as Schedule Q to this Agreement;

     (d) Regulatory Consents: There shall have been obtained, from all appropriate federal and state or other governmental or administrative bodies or stock exchanges, such licences, permits, consents, approvals, certificates, registrations and authorizations, including but not limited to those described in Schedule P, as are required to permit the change of ownership of the Assets and the transactions as contemplated herein, including, but not limited to, the operation of the Business by the Purchaser. Notwithstanding anything in this
          Section 7.1 to the contrary, the parties hereto concur that, as soon as reasonably possible after the Time of Closing (i) Heritage and the Company will notify the Oregon State Mortuary & Cemetery Board (the "Mortuary Board") of the purchase and sale of the Assets and the assumption of the Liabilities as required by Oregon Administrative Rules ("OAR") 830-40-040, and (ii) the Purchaser and Neptune will comply with the requisite transfer of ownership licensing requirements and regulations of the Mortuary Board under OAR Chapter 830, Division 40 necessary to consummate the purchase and sale of the Assets and the assumption of the Liabilities and operate the Business ((i) and (ii), collectively, the "Transfer of Ownership Licensing Requirements"). The Purchaser and Neptune's obligation to complete the purchase and sale of the Assets and the assumption of the Liabilities is subject to fulfilment of the Transfer of Ownership Licensing Requirements within ninety (90) days following the Closing Date;

     (e) Material Adverse Change: There shall have been no material adverse changes in the condition of the Assets or the Business (financial or otherwise) since the date of this Agreement up to the Time of Closing;

     (f) No Action or Proceeding: No legal or regulatory action or proceeding shall be pending or threatened by any Person to enjoin, restrict or prohibit the purchase and sale of the Assets and the assumption of the Liabilities contemplated hereby;

     (g) No Material Damage: No material damage by fire or other hazard to the whole or any material part of the Assets shall have occurred from the date hereof to the Time of Closing which would have a material adverse change in the condition of the Assets or the Business;

     (h) Schroeder Non-Compete Agreement: David Schroeder has entered into a three year non-competition agreement with one of the Neptune Entities and CMC has terminated its employment agreement with David Schroeder;

     (i) Ashe Employment/Non-Compete Agreement: Michael Ashe has entered into a three year employment and non-competition agreement with one of the Neptune Entities;

     (j) Apogee Non-Compete Agreement: The Apogee Companies, Inc. has entered into a three year non-competition agreement with one of the Neptune Entities;

     (k)  Disclosure  Statement:   Heritage  has  acknowledged  receipt  of  the
          Disclosure and Acknowledgement Statement in the form attached as Schedule R to this Agreement;

     (l) CMC Asset Agreement: Community Memorial Centers, L.L.C. ("CMC") has entered into an asset purchase agreement with the Neptune Entities in respect of the sale of the assets of CMC (the "CMC Agreement");

     (m) Merger Agreement: CMC has entered into a merger agreement with one of the Neptune Entities with respect to the merger of the shares of Wilhelm Mortuary, Inc. (the "Merger Agreement"); and

     (n) Opinion of Vendor's Attorney: The Purchaser and Neptune have received legal opinions of Heritage's attorneys, dated as of the date of Closing, respecting the transactions contemplated in this Agreement, consistent with standard agreements for the purchase and sale of funeral and cremation businesses.

     If any of the conditions contained in this Subsection 7.1 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of the Purchaser and Neptune, acting reasonably, the Purchaser may, by notice to Heritage, terminate this Agreement and the obligations of Heritage, the Purchaser and Neptune under this Agreement, provided that the Purchaser may also bring an action against Heritage for damages suffered by the Purchaser where the non-performance or non-fulfilment of the relevant condition is as a result of a breach of covenant, representation or warranty (as the same may be modified by a notice pursuant to Subsection 3.15(b) by Heritage). Any such condition may be waived in whole or in part by the Purchaser without prejudice to any claims it may have for breach of covenant, representation or warranty

     7.2 Conditions of Closing in Favour of Heritage : The obligation of Heritage to complete the sale and purchase of the Assets and Liabilities is subject to the following terms and conditions for the exclusive benefit of Heritage, to be fulfilled or performed at or prior to the Time of Closing or waived in whole or in part by Heritage at its sole discretion without prejudice to any rights Heritage may otherwise have:

     (a) Representations and Warranties: The representations and warranties of the Purchaser and Neptune contained in this Agreement shall be true and correct at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time and a certificate of the Purchaser and Neptune dated the Closing Date to that effect shall have been delivered to Heritage, such certificate to be in form and substance satisfactory to Heritage acting reasonably; and

     (b) Covenants: All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Purchaser and Neptune at or before the Time of Closing shall have been complied with or performed and a certificate of the Purchaser and Neptune dated the Closing Date to that effect shall have been delivered to Heritage, such certificate to be in form and substance satisfactory to Heritage acting reasonably.

     (c) No Action or Proceeding: No legal or regulatory action or proceeding shall be pending or threatened by any Person to enjoin, restrict or prohibit the purchase and sale of the Assets and assumption of the Liabilities contemplated hereby;

     (d) Schroeder Non-Compete Agreement: One of the Neptune Entities has entered into a three year non-competition agreement with David Schroeder;

     (e) Ashe Employment/Non-Compete Agreement: One of the Neptune Entities has entered into a three year employment/non-competition agreement with Michael Ashe;

     (f) Apogee Non-Compete Agreement: One of the Neptune Entities has entered into a three year non-competition agreement with The Apogee Companies, Inc.;

     (g) CMC Asset Agreement: The Purchaser and Neptune have entered into the CMC Agreement;

     (h) Merger Agreement: The Purchaser and Neptune have entered into the Merger Agreement; and

     (i) Opinion of Purchaser's Attorney: Heritage has received legal opinions from attorneys for the Purchaser and Neptune, dated as of the date of Closing, respecting the transactions contemplated in this Agreement, consistent with standard agreements for the purchase and sale of funeral and cremation businesses.

     If any of the  conditions  contained  in this  Subsection  7.2 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of Heritage, acting reasonably, Heritage may, by notice to the Purchaser and Neptune, terminate this Agreement and the obligations of Heritage, the Purchaser and Neptune under this Agreement, provided that Heritage may also bring an action against the Purchaser and Neptune for damages suffered by Heritage where the non-performance or non-fulfilment of
     the   relevant   condition  is  as  a  result  of  a
     breach of covenant, representation or warranty (as the same may be modified by a notice pursuant to Subsection 6.8 by the Purchaser or Neptune). Any such condition may be waived in whole or in part by Heritage without prejudice to any claims they may have for breach of covenant, representation or warranty.

7.3 Parties Efforts : The parties shall use reasonable commercial efforts to satisfy the conditions contained in Section 7.

8    CLOSING ARRANGEMENTS

8.1 Place of Closing : The Closing shall take place at the Time of Closing at the Place of Closing.

8.2 Transfer : At the Time of Closing, upon fulfilment of all the conditions set out in Section 7 that have not been waived in writing by the Purchaser and Neptune or Heritage as the case may be, Neptune will issue the Neptune Shares to Heritage and deliver same to Heritage's attorney.

8.3 Reconciliation of Pre-Paid Accounts: All Pre-Paid Accounts will be reconciled at the Closing and the cash component of the Purchase Price in the CMC Agreement will be adjusted as required to effect such reconciliation.

8.4 Further Assurances: Each party to this Agreement covenants and agrees that, from time to time subsequent to the Closing Date, it will, at the request and expense of the requesting party, execute and deliver all such documents, including, without limitation, all such additional conveyances, transfers, consents and other assurances and do all such other acts and things as any other party to this Agreement, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate any provision of this Agreement or of any agreement or other document executed pursuant to this Agreement or any of the respective obligations intended to be created by this Agreement.

9    SURVIVAL; INDEMNITY

9.1 Survival: The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing, subject to Subsection 9.2. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under Subsection 9.2 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

9.2  Indemnification:

     (a) Heritage and the Key Executives hereby indemnify the Neptune Entities from and against any and all losses, liabilities, damages, costs, increases in insurance premiums for policies (comparable to existing coverage at the Closing Date) for renewals up to December 31, 2000 and expenses of any kind whatsoever (including without limitation reasonable expenses of investigation and reasonable attorney's fees and expenses in connection with any action, suit or proceeding and the costs of cross-claiming or claiming against third parties) ("Damages") which at any time or from time to time may be paid, incurred, asserted or suffered by the Neptune Entities (1) as a direct or indirect result of the operating of Heritage and/or the Business, or the use of the Assets, up to and including the Closing Date (provided that such liability is not the result of any actions taken by the Neptune
          Entities after the Closing Date) or (2) arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Heritage or the Key Executives pursuant to this Agreement, provided, however as follows:

          (i) no claims shall be made under this Subsection 9.2(a) unless the cumulative amount of all claims under this Subsection 9.2(a) equals or exceeds $100,000.00 and equals or is less than $1,000,000.00; and

          (ii) no claims shall be made under this Subsection 9.2(a) after the 18 month anniversary of the Closing Date.

     (b) Neptune hereby indemnifies the Heritage Entities against and agrees to hold them harmless from any and all Damages which at any time and from time to time may be incurred or suffered by the Heritage Entities (1) as a direct or indirect result of the operating of the Business, or the use of the Assets, after the Closing Date (provided that such liability is not the result of any actions taken by Heritage after the Closing Date) or (2) arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Purchaser or Neptune pursuant to this Agreement, provided, however as follows:

          (i) no claims shall be made under this Subsection 9.2(b) unless the cumulative amount of all claims under this Subsection 9.2(b) equals or exceeds $100,000.00, save and except for the Liabilities assumed hereunder, and equals or is less than $1,000,000.00; and

          (ii) no claims shall be made under this Subsection 9.2(b) after the 18 month anniversary of the Closing Date.

9.3  Procedures:

     (a) Notice: The party seeking indemnification under Subsection 9.2 ("Indemnified Party") shall give prompt notice to the party or parties against whom indemnity is or may be sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Subsection 9.2 (collectively, an "Indemnity Claim"). Such notice shall include the Indemnified Party's reasonable estimate of the potential amount of potential losses with respect to such Indemnity Claim;

     (b) Indemnity Claim Not Involving Litigation: If the Indemnity Claim does not involve a pending suit or proceeding, then the Indemnifying Party shall first have a period of sixty (60) calendar days from the date of delivery of notice of an Indemnity Claim to it (the "Cure Period") to cure, settle or otherwise resolve the Indemnity Claim. During such period the Indemnified Party shall provide the Indemnifying Party with such information and documentation as the Indemnifying Party may reasonably request to assist the Indemnifying Party in curing, settling or resolving the Indemnity Claim. Any settlement or resolution of such Indemnity Claim and the continued handling of any Indemnity Claim which has not been cured, settled or resolved within the Cure Period, shall be handled in accordance with the balance of this Section 9;

     (c) Defense of Indemnity Claim: The Indemnifying Party shall defend, contest or otherwise protect the Indemnified Party against any Indemnity Claim and shall control the defense and settlement thereof. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of its own choice. In the event the Indemnifying Party fails or refuses, within a reasonable period of time after its receipt of notice of the Indemnity Claim to defend, contest or otherwise protect against such Indemnity Claim, then the Indemnified Party shall have the right to do so and to control the defense thereof; and

     (d)  Settlement of Indemnity Claim:

          (i) If the Indemnifying Party has assumed the defense of the Indemnity Claim, the Indemnifying Party may pay, settle or compromise such Indemnity Claim without the consent of the Indemnified Party provided that the payment, settlement or compromise does not require the Indemnified Party to take action or refrain from taking action not reasonable under the circumstances;

          (ii) If the Indemnifying Party failed or refused to defend the Indemnity Claim, then the Indemnified Party shall have the right to pay, settle or compromise such Indemnity Claim provided however that it gives the Indemnifying Party at least fifteen calendar days prior written notice of the proposed payment, settlement or compromise. In such event, the Indemnifying Party shall again have the right to assume and control the defense or participate in the joint defense thereof within such fifteen day period provided the Indemnifying Party provides reasonably adequate assurance to the Indemnified Party that adequate funds exist to fully indemnify the Indemnified Party in respect of such Indemnity Claim;

          (iii)Unless the Indemnifying Party has failed or refused to participate in the defense of any Indemnity Claim, the Indemnifying Party shall not be liable in respect of losses under Subsection 9.2 for any payment, settlement or compromise of any Indemnity Claim effected without its consent, which consent shall not be unreasonably withheld; and

          (iv) The Indemnified Party shall cooperate with the Indemnifying Party in executing any settlement documents, including releases, as may be reasonably requested by the Indemnifying Party.

9.4 Exclusivity After the Closing, Subsection 9.2 will provide the exclusive remedy for any Indemnity Claim.9.5Right to Set-Off : The Purchaser and Neptune have the right to set-off any amount owed by Heritage to any of the Neptune Entities pursuant to Subsection 9.2 against any money due and owing to Heritage from the Purchaser or Neptune under this or any other agreement between any of the Neptune Entities and Community Memorial Centers, L.L.C., Wilhelm Mortuary, Inc., Heritage, David Schroeder, Michael Ashe or The Apogee Companies, Inc. provided, however, as follows:

9.5 Right to Set-Off: The Purchaser and Neptune have the right to set-off any amount owed by Heritage to any of the Neptune Entities pursuant to Subsection 9.2 against any money due and owing to Heritage from the Purchaser or Neptune under this or any other agreement between any of the Neptune Entities and Community Memorial Centers, L.L.C., Wilhelm Mortuary, Inc., Heritage, David Schroeder, Michael Ashe or The Apogee Companies, Inc. provided, however, as follows:

     (a) the Purchaser and/or Neptune give written notification to Heritage prior to set-off of the amount of the set-off (the "Set-off Notice"); and

     (b) Heritage shall have the right, to be exercised within thirty (30) days from the date the Set-off Notice is delivered to Heritage, to pay the Purchaser or Neptune any such set-off amount in immediately available funds and so satisfy such obligation.

10   GUARANTEE

Neptune hereby unconditionally guarantees each and every obligation of the Purchaser arising from or under this Agreement. If the Purchaser should, for any reason, fail to pay or perform any obligation, indebtedness, or liability arising out of or pertaining to this Agreement, Neptune promises to pay or perform the same upon demand. Neptune waives notice of acceptance in this guaranty and also presentment, demand, protest, notice of protest, and notice of dishonor of any obligation arising under this Agreement. No extension of time or other indulgence granted by Heritage to the Purchaser will release or affect the obligation of Neptune. No omission or delay on the part of Heritage in exercising any rights hereunder or in taking any action to collect or enforce payment of any obligation arising under this Agreement will be a waiver of such right or release or affect the obligation of Neptune hereunder. This guaranty is given for the benefit of Heritage. The Purchaser and Neptune shall be jointly and severally liable for said obligations, indebtedness, or liabilities.

11   GENERAL MATTERS

11.1 Governing Law and Arbitration: This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon. Notwithstanding the fact that one or more of the parties to this Agreement is now or may become a resident or citizen of a different state, all of the terms and conditions set forth herein shall be governed by and construed in accordance with the laws of the State of Oregon. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the rules of commercial arbitration of the American Arbitration Association which rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be one. The place of arbitration shall be Portland, Oregon. The language of arbitration shall be English. The parties shall be entitled to conduct discovery in accordance with the Federal Rules of Civil Procedure, subject to limitation by the arbitrator to secure just and efficient resolution of the dispute. If the amount in controversy exceeds $10,000, the arbitrator's decision shall include a statement specifying in reasonable detail the basis for and computation of the amount of the award, if any. The parties expressly waive and forego any right to punitive, exemplary or other similar damages unless an applicable statute requires the award of such damages or that compensatory damages be increased in a specified manner. This provision is not intended to apply to any award of arbitration costs to a party to compensate for dilatory or bad faith conduct in the arbitration pursuant to this paragraph. The substantially prevailing parties shall also be entitled to an award of their costs and reasonable attorney's fees. Judgment upon the arbitration award may be entered in any court having competent jurisdiction. Nothing, herein, however, shall prevent a party from resort to a court of competent jurisdiction in those instances where injunctive relief may be appropriate.

11.2 Entire Agreement; Amendment: Except as may be otherwise expressly agreed between the parties in writing, this Agreement, including any agreements contemplated herein, constitutes the entire agreement between the parties pertaining to the purchase and sale of the Assets and assumption of the Liabilities and there are no oral statements, warranties, representations or other agreements between or among the parties in connection with the purchase and sale of the Assets and assumption of the Liabilities except as specifically set forth or referred to herein. No amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the party or parties to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a general waiver or a waiver of any other provision nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided nor estop any party from demanding that the other parties fully perform all promises and obligations contained herein and shall in no way affect any party's rights to enforce the same. A waiver by any party of any breach of this Agreement shall not be held to be a waiver of any succeeding breach or a waiver of this non-waiver clause.

11.3 Assignment: Heritage will not assign their interests in this Agreement without prior written consent of Neptune. The Purchaser and Neptune will not assign their interests in this Agreement without prior written consent of Heritage.

11.4 Public Notices: Except as required by applicable law, regulatory authority or any listing or trading agreement, no press release or other announcement concerning this transaction shall be made by Heritage, the Purchaser or Neptune without the prior approval of the others, such approval not to be unreasonably withheld.

11.5 Confidential Information: Confidential Each of the parties hereto covenant to hold in strict confidence all information obtained in connection with the transactions which are the subject matter of this Agreement. If the purchase and sale of the Assets and assumption of the Liabilities is not consummated, this covenant shall continue in full force and effect. All confidentiality obligations of the Purchaser and Neptune with respect to Heritage shall cease upon Closing, provided, however, that neither Neptune nor the Purchaser shall reveal the details of any contracts of employment between either of them and the Key Executives without the prior written consent of the Key Executives, other than as may be required to be disclosed by law and other than information that becomes generally available to the public other than as a result of a disclosure by Neptune, the Purchaser or their representatives. Notwithstanding the Closing, Heritage covenants to maintain as confidential all confidential information respecting the Purchaser and Neptune and Heritage in Heritage's possession prior to Closing and all information obtained in connection with the transactions which are the subject matter of this Agreement including all information concerning, Heritage, the Purchaser or Neptune other than any contracts of employment and non-compete agreements between the Purchaser and Neptune and the Key Executives or as may be required to be disclosed by law and other than information that becomes generally available to the public other than as a result of a disclosure by Heritage or its representatives.

11.6 Non-Waiver: No investigations made by or on behalf of the Purchaser or Neptune at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representations or warranties made herein or pursuant hereto. No investigations made by or on behalf of Heritage at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representations or warranties made herein or pursuant hereto.

11.7 Indemnification in Respect of Brokers or Agents: Heritage shall indemnify and save harmless the Purchaser and Neptune from and against any claim for commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who claims to be so entitled by virtue of a contract or other arrangement with Heritage in connection with the transaction contemplated herein. The Purchaser and Neptune shall indemnify and save harmless Heritage and the Key Executives from and against any claim for commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who claims to be so entitled by virtue of a contract or other arrangement with the Purchaser or Neptune in connection with the transaction contemplated herein.

11.8 Expenses: All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense. The Purchaser and Neptune shall not bear any legal, accounting or other costs incurred Heritage. Heritage shall not bear any legal, accounting or other costs incurred by the Purchaser or Neptune.

11.9 Notices: Any notice or other communication required or permitted to be given hereunder shall be in writing and delivered or sent by overnight mail, overnight delivery or telefax and, if telefaxed, shall be deemed to have been received on the next Business Day following transmittal and acknowledgment of receipt by the recipient's telefax machine or if delivered by hand shall be deemed to have been received at the time it is delivered. Notices addressed to an individual shall be validly given if left on the premises indicated below. Notice of change of address shall also be governed by this Subsection . Notices shall be delivered or addressed as follows:

     If to the Purchaser and Neptune:

     Neptune Management Corp.
     Neptune Society
     3500 West Olive, Suite 1430
     Burbank, CA 91505

     If to Heritage or the Key Executives:

     c/o The Apogee Companies, Inc.
     4444 Lakeside Drive, Suite 340
     Burbank, CA 91505
     Facsimile: (818) 556-6994

     With a copy to:

     Steven D. Adler, Esq.
     Attorney at Law
     5420 S.W. Westwood View
     Portland, OR 97201-2770

     Any party may give written notice of change of address in the same manner, in which event such notice shall thereafter be given to it as above provided at such changed address.

11.10 Time of the Essence: Time shall be of the essence of this Agreement.

11.11 Severability: If any covenant, obligation or agreement of this Agreement, or the application thereof to any Person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such covenant, obligation or agreement to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each covenant, obligation and agreement of this Agreement shall be separately valid and enforceable to the fullest extent permitted by the law.

11.12 Counterparts: This   Agreement   may  be   executed   in  any  number  of
      counterparts, each of which when delivered shall be deemed to be an original and all of which together shall constitute one and the same document. A signed facsimile or telefaxed copy of this Agreement shall be effectual and valid proof of execution and delivery

11.13 Binding Effect: he provisions of this Agreement shall inure to the benefit of and be binding on the parties, their successors, assigns, and legal representatives. The term "successor" includes any Person who succeeds to any rights or obligations under this Agreement, whether by merger, consolidation, transfer of all or substantially all assets, or otherwise.

11.14 Attorney's Fees: In the event the services of an attorney at law are necessary to enforce any of the terms of this Agreement or to resolve any disputes arising hereunder outside the confines of Subsection 11.1 above, the prevailing party shall be entitled to recover its costs and reasonable attorney's fees from the losing party as determined at trial or on appeal.

11.15 Third-Party Beneficiaries: The provisions of this Agreement are intended solely for the benefit of the parties hereto and shall create no rights or obligations enforceable by any third party, including creditors of any party, except as otherwise provided herein or by applicable law.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first hereinabove written.


NEPTUNE ACQUISITION, INC.                  THE NEPTUNE SOCIETY, INC.


Per: -----------------------------         Per: -----------------------------
     Authorized Signatory                       Authorized Signatory


HERITAGE MEMORIAL SOCIETY
L.L.C.


Per: -----------------------------
     Authorized Signatory

SIGNED, SEALED AND DELIVERED by         )
DAVID SCHROEDER in the presence of:     )
                                        )
----------------------------------------)
Witness                                 )
                                        )
----------------------------------------)  -----------------------------------
Address                                 )  David Schroeder
                                        )
----------------------------------------)
Occupation





SIGNED, SEALED AND DELIVERED by         )
MICHAEL ASHE in the presence of:        )
                                        )
----------------------------------------)
Witness                                 )
                                        )
----------------------------------------)  -----------------------------------
Address                                 )  Michael Ashe
                                        )
----------------------------------------)
Occupation

                                  Schedule "A"

          to the Heritage Asset Purchase Agreement dated July 5, 2000
          -----------------------------------------------------------

                    See Attached List of Insurance Policies
                    ---------------------------------------

                                  Schedule "B"

          to the Heritage Asset Purchase Agreement dated July 5, 2000
          -----------------------------------------------------------

                           List of Intangible Assets
                           -------------------------



1.   Trade  Names:  Heritage  Memorial,   Heritage  Memorial  Society,  Heritage
                    Memorial Cremation Society,  The Heritage Society,  Heritage
                    Cremation Society

                                  Schedule "C"

           to the Heritage Asset Purchase Agreement dated July 5, 2000
           -----------------------------------------------------------

                           List of Land and Buildings
                           --------------------------


Description         Nature of Interest      Base Rent/Month   Expiry  Renewal
                                                               Date

6637 SE Milwaukie   Use of Real Property       n/A              n/a     n/a
Ave., Portland, OR  and Improvements

                                  Schedule "D"

          to the Heritage Asset Purchase Agreement dated July 5, 2000
          -----------------------------------------------------------

                             List of Leased Assets
                             ---------------------


In Agreement with           Nature of Lease      Total           Expiry Date
                                                 Payments
                                                 per Month

Bronson Mini Storage        Archives Storage       $147.00         month to
                                                                   month

Macke Water Systems         Water Cooler            $30.00         n/a

Francotyp-Postalia, Inc.    Postage Equipment       $36.00 (yr
                                                    1); $41.25
                                                    (yr 2);
                                                    $46.50 (yr 3)

Pitney Bowes                Postage Equipment       $380.00        June, 2002
                                                    (quarterly)

TRM                         Photo Copy Machine      $125.00        April 5, 2004

                                  Schedule "E"

          to the Heritage Asset Purchase Agreement dated July 5, 2000
          -----------------------------------------------------------

                    List of Other Operating and Fixed Assets
                    ----------------------------------------

Off-site Bronson Street Storage Facility
----------------------------------------
2 Metal four drawer filing cabinets
2 Metal two drawer filing cabinets
1 Large erasable white death board
Misc. cardboard file boxes of archive case files 1979-1997
2 Rear seats from first call vans

Chapel Loft Storage
-------------------
5 Metal four drawer vertical pre-need filing cabinets
3 Open metalfile racks
1 Metal four drawer filing cabinet
1 Metal two drawer filing cabinet
1 Wood bookshelves
1 Open small metal file rack Numerous printed supplies

Funeral Directors Office
------------------------
2 Wood Desk
2 Wood computer desks
1 Wood printer table
1 Wood typewriter stand
6 Swivel desk chairs
2 Wood two drawer underdesk file cabinets
2 HP monitors
2 HP computer towers
1 Oki laser printer
1 HP Inkjet  printer
1 HP Scanner

2 Wood desktop filers
1 IBM typewriter
6 Plastic floor mat protectors
1 Window mounted AC unit
1 TV monitor
1 Office fan on metal stand
3 Calculators

Kitchen
-------
1 Microwave
1 Metal four drawer filing cabinet
1 Paper cutter
1 Metal five drawer vertical filing cabinet
Misc. Office supplies - pens - tape - paper clips - rubber bands

Arrangement Office
------------------
1 Glass conference table
3 Wood rolling conference chairs
2 Wall urn displays
2 Urn pedestals
1 Wood two drawer file cabinet
1 Picture

                                  Schedule "F"

          to the Heritage Asset Purchase Agreement dated July 5, 2000
          -----------------------------------------------------------

                    See Attached List of Pre-Need Contracts
                    ---------------------------------------

                                  Schedule "G"

          to the Heritage Asset Purchase Agreement dated July 5, 2000
          -----------------------------------------------------------

                            List of Specified Assets
                            ------------------------

1.   Power Pack Model II IE43-PP11 Retort, Serial #0740997

                                  Schedule "H"

          to the Heritage Asset Purchase Agreement dated July 5, 2000
          -----------------------------------------------------------

                      See Attached List of Trust Accounts
                      -----------------------------------

                                      -46



                                  Schedule "I"

          to the Heritage Asset Purchase Agreement dated July 5, 2000
          -----------------------------------------------------------

            See Attached Unaudited Financial Statements of Heritage
            -------------------------------------------------------

                                  Schedule "J"

          to the Heritage Asset Purchase Agreement dated July 5, 2000
          -----------------------------------------------------------

                                 Not Applicable
                                 --------------

                                  Schedule "K"

          to the Heritage Asset Purchase Agreement dated July 5, 2000
          -----------------------------------------------------------

                                 Not Applicable
                                 --------------

                                  Schedule "L"

          to the Heritage Asset Purchase Agreement dated July 5, 2000
          -----------------------------------------------------------

                             List of Bank Accounts
                             ---------------------

1. U.S. Bank, Portland, Oregon under name of Heritage Cremation Society (Account Number: 1-536-0703-3021)

                                  Schedule "M"

          to the Heritage Asset Purchase Agreement dated July 5, 2000
          -----------------------------------------------------------

                  List of Employees and Employee Benefit Plans
                  --------------------------------------------

Name                  Position                       Estimated 1999 Compensation
----                  --------                       ---------------------------
Benjamin Ashe         Apprentice Funeral Provider              $24,960
Jo Anne Trapp         Receptionist                           $18,144 (Part Time)

All employees receive a health benefits package. As at November 24, 1998 Heritage offered bonuses, on the 1999 fiscal year end financial achievements, to Managers (3.5% EBITDA), Funeral Director Staff (1% EBITDA) and Support Staff (1/2 of 1% EBITDA). Bonuses are only payable upon certain conditions being met. (i.e. accounts receivable do not exceed $60,000, pre-need sales amount to at least $500,000 and an EBITDA amount of $299,276 is reached) on a consolidated basis with Wilhelm Mortuary, Inc.

                                  Schedule "N"

          to the Heritage Asset Purchase Agreement dated July 5, 2000
          -----------------------------------------------------------

                           List of Material Contracts
                           --------------------------

1.   Employee Handbook

2.   1999 Manager's Bonus Criteria

3.   1999 Funeral Director Staff Bonus Pool

4.   1999 Support Staff Bonus Pool

5. Agreement between OregonLive and Heritage dated November 16, 1999 (Heritage Website)

6. Agreement Not To Compete between The Prestige Group, Inc. and Charles T. Martin dated March 26, 1997

7. Consulting Agreement between The Prestige Group, Inc. and Charles T. Martin dated March 26, 1997

8. Option Agreement from The Heritage Society, Inc. and Charles T. Martin, in favor of The Prestige Group, Inc. dated March 26, 1997

9. Agreement between Heritage Memorial Society, L.L.C. and American Funeral & Cemetery Trust Services dated July 08, 1999

10. Crematory System Lease between The Prestige Group, Inc. and Oregon Funeral Service, Inc. dated December 1, 1997

                                  Schedule "O"

           to the Heritage Asset Purchase Agreement dated July 5, 2000
           -----------------------------------------------------------

                                 Not Applicable
                                 --------------

                                  Schedule "P"

          to the Heritage Asset Purchase Agreement dated July 5, 2000
          -----------------------------------------------------------

                               Required Consents
                               -----------------

Contractual Consents
--------------------

1.   Assignment of the leases described in Schedule D

2. Assignment of the Material Contracts described in items 5 through 11 in Schedule N


Regulatory Consents
-------------------

3. State of Oregon Mortuary & Cemetery Board Immediate Disposition Company license re: Heritage Memorial

                                  Schedule "Q"

           to the Heritage Asset Purchase Agreement dated July 5, 2000
           -----------------------------------------------------------

                      See Attached Certificate of Investor
                      ------------------------------------

                                  Schedule "R"

           to the Heritage Asset Purchase Agreement dated July 5, 2000
           -----------------------------------------------------------

             See Attached Disclosure and Acknowledgement Statement
             -----------------------------------------------------